UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Commitment Letters and Restructuring Support Agreements

On August 26, 2011, Horizon Lines, Inc. (the “Company”) announced that it entered into commitment letters and restructuring support agreements with holders of more than 99% of its 4.25% convertible senior notes due in 2012 to move forward with a comprehensive recapitalization plan that will refinance the Company’s entire capital structure. The comprehensive recapitalization plan includes commitments from certain holders of the 4.25% convertible senior notes and other parties to provide $325.0 million in new financing, as discussed below. The comprehensive recapitalization plan is expected to close on or around September 26, 2011.

Under the recapitalization plan, holders of the 4.25% convertible senior notes have agreed to a $655.0 million financial restructuring that contemplates the following transactions:

•

certain holders of the 4.25% convertible senior notes and certain other parties have committed to provide the Company with up to $25.0 million of bridge loan financing to ensure adequate liquidity for the Company through the completion of the recapitalization. At closing of the recapitalization plan, the bridge loan will be exchanged for a like principal amount of newly issued second-lien secured notes;

•

holders of the 4.25% convertible senior notes and certain other parties have committed to purchase for cash $225.0 million of new 11% first-lien secured notes to be issued by a subsidiary of the Company. The new first-lien secured notes will mature in 2016 and are callable at 101.5% of the aggregate principal amount, plus accrued and unpaid interest in year one, and at par plus accrued and unpaid interest thereafter; and

•

holders of the 4.25% convertible senior notes and certain other parties have committed to purchase for cash $100.0 million of new second-lien 13%-to-15% secured notes to be issued by a subsidiary of the Company, which amount includes the $25.0 million bridge loan, which will be exchanged for a like principal amount of second-lien secured notes at the closing of the recapitalization plan. The second-lien secured notes will mature in 2017, are non-callable for two years, and thereafter callable at 106% of the aggregate principal amount, plus accrued and unpaid interest in year three, 103% plus accrued and unpaid interest in year four, and after that at par plus accrued and unpaid interest.

The Company intends to use approximately $269.7 million of the proceeds from the sale of the first-lien and second-lien secured notes to repay in full and terminate the Company’s obligations under its existing secured credit facility. The first-lien and second-lien secured notes will each be guaranteed by all current and future domestic subsidiaries of the Company.

Under the commitment letters, certain holders of the 4.25% convertible senior notes and certain other parties have committed, subject to the terms and conditions described in the commitment letters, including the payment of the commitment fees described in the commitment letters, to provide the $25.0 million bridge loan financing, to purchase the $225.0 million of new first-lien secured notes and to purchase the $100.0 million of new second-lien secured notes. The commitment terminates upon, among other things, mutual consent of the parties, or failure to consummate the recapitalization plan by September 30, 2011, or such later date to which the deadline is extended.

The comprehensive recapitalization plan is subject to certain closing conditions, including the following: (i) entry into material financing documents with respect to the financing arrangements to permit the transactions contemplated under the recapitalization plan; (ii) definitive documentation of the new financing arrangements reasonably acceptable to the holders of the 4.25% convertible senior notes; (iii) after March 31, 2011, no material adverse change in the business, affairs, properties, condition (financial or otherwise) or prospects of the Company shall have occurred on or prior to the closing date; (iv) satisfaction of due diligence by the holders of the 4.25% convertible senior notes; (v) the continued listing of the Company’s common stock on a national securities exchange; (vi) the NYSE’s approval of the exchange offer without requiring stockholder approval; (vii) payment of reasonable documented fees and expenses of the holders of the 4.25% convertible senior notes; (viii) commencement of the secured notes subscription and the exchange offer by August 26, 2011; (ix) closing of the secured notes subscription and the exchange offer by September 30, 2011; (x) there shall not have occurred (A) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (B) any material impairment in the trading market for debt securities, (C) any declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (D) any limitation (whether or not mandatory) by any stock exchange, government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that might affect the extension of credit by banks or other lending institutions, (E) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (F) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof; (xi) all requisite governmental authorities and third parties shall have approved or consented to the transactions (other than approvals by the SEC in connection with the Securities Act registration of the convertible secured notes and the underlying common stock) and, to the extent required, all applicable appeal periods shall have expired; (xii) the Company shall not have entered into any agreement with any of the class action optouts that is materially different as to its aggregate value from agreements previously disclosed in connection with the optout settlements; and (xiii) other certain other customary conditions typical for transactions of this nature. No assurances can be made that these terms and closing conditions will be agreed upon or that any transaction will be consummated. The Company expects to close the comprehensive recapitalization plan on or around September 26, 2011.

Bridge Term Loan Facility

The Company intends to enter into a $25.0 million bridge term loan facility with certain of the holders of the 4.25% convertible senior notes and certain other parties to provide additional liquidity through the completion of the comprehensive recapitalization plan. The bridge term loan facility will provide for the extension of term loans in the aggregate principal amount of up to $25 million, a portion of which will be funded to the Company at closing and the remainder of which will be funded into an escrow account maintained by the administrative agent for the lenders. The proceeds in the account will not constitute property of the Company or loans made to the Company, and will not constitute collateral securing any obligations of the Company. The Company will be able to request disbursements from time to time from the account, which disbursements will then be deemed loans made to the Company under the bridge term loan facility, subject to satisfaction of drawing conditions.

The interest rate on the bridge term loan facility will be 15% per year and the commitment fee on the unused portion of the facility held in the account will be 15% per year. In addition, there is an additional 2% per year default interest payable upon the occurrence and during the continuance of an event of default under the bridge term loan facility.

The bridge term loan facility will mature on the earlier of (i) the closing of the recapitalization plan and (ii) 120 days from the closing of the bridge term loan facility. The bridge term loan facility will provide that upon maturity, the principal amount of the bridge term loan facility (assuming all other conditions for consummation of the recapitalization plan are satisfied or waived) and any amounts of the bridge term loan facility funded into the account and not disbursed to the Company, will be exchanged for $25.0 million of the second-lien secured notes.

The bridge term loan facility will be structured as a second-lien facility with an intercreditor agreement to establish lien priority junior to that of the Company’s existing senior secured credit facility on the assets securing the existing senior secured credit facility.

The Company shall pay at closing of the bridge term loan facility an upfront fee of 3% of the aggregate principal amount of the lenders’ commitments under the bridge term loan facility.

A copy of the form of commitment letter and the restructuring support agreement that summarizes the principal terms of the bridge loan financing, the new first-lien secured notes, the new second-lien secured notes and the recapitalization plan are attached hereto as Exhibit 10.1 and 10.3, respectively. The commitment letter and the restructuring support agreement are not intended to be a comprehensive list of all relevant terms and conditions of those facilities or the recapitalization plan. The commitment letter and the restructuring support agreement do not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to therein. The securities have not been registered under the Securities Act of 1933, as amended, and cannot be sold in the United States without registration or an applicable registration exemption.

Asset-Based Lending Facility

In connection with the recapitalization plan, the Company has also entered into a commitment letter with Wells Fargo Capital Finance, LLC (“Wells Fargo”) to provide, subject to the terms and conditions described in the commitment letter, a $100.0 million asset-based revolving credit facility (the “New ABL Facility”). The commitment terminates upon, among other things, failure to close the New ABL Facility by October 31, 2011, or such later date to which the deadline is extended.

Use of the New ABL Facility will be subject to compliance with a customary borrowing base limitation. The New ABL Facility will include an up to $30.0 million letter of credit sub-facility and a swingline sub-facility up to a sublimit to be mutually agreed upon, with Wells Fargo serving as administrative agent and collateral agent. Horizon Lines, LLC will be the borrower under the New ABL Facility, and the Company and/or such other additional subsidiaries of the Company to be mutually agreed may be co-borrowers under the New ABL Facility (collectively, the “Borrower”). The Company and each of the Company’s present and future material domestic subsidiaries (other than any Borrower with respect to its own obligations as a borrower) will guarantee the obligations of the Borrower, subject to certain exceptions (each such subsidiary a “Guarantor” and collectively, the “Guarantors”, and together with the Borrower, the “ABL Loan Parties”). The Borrower will have the option to request increases in the maximum commitment under the New ABL Facility by up to $25 million in the aggregate; however, such incremental facility increases will not be committed. The New ABL Facility will be used by the Borrower and the other ABL Loan Parties for the payment of fees and expenses in connection with the recapitalization and the exchange offer and for working capital and other general corporate purposes.

The New ABL Facility will mature upon the five year anniversary of the closing of the New ABL Facility (but 90 days earlier if the first-lien secured notes and the second-lien secured notes are not repaid or refinanced as of such date).

The interest rate on the New ABL Facility will be LIBOR or a base rate plus an applicable margin based on leverage and excess availability ranging from (i) 1.25% to 2.75%, in the case of base rate loans and (ii) 2.25% to 3.75%, in the case of LIBOR loans. A fee ranging from .375% to .50% per annum will accrue on unutilized commitments under the New ABL Facility.

Subject to permitted liens and except for certain excluded assets and customary exceptions, the New ABL Facility is expected to be secured by (i) a first priority lien on accounts receivable, deposit accounts, securities accounts, investment property (other than equity interests of the subsidiaries of the Company), cash, tax refunds and similar tax payments, and certain intercompany loans, chattel paper, documents, instruments, letter-of-credit rights, supporting obligations, contract rights, general intangibles (excluding intellectual property), commercial tort claims and related books and records of the ABL Loan Parties and (ii) a fourth priority lien on all or substantially all other assets of the Company and the guarantors securing the first-lien secured notes and the second-lien secured notes, subject in each case to customary exceptions and limitations.

The New ABL Facility will require compliance with a minimum fixed charge coverage ratio test if excess availability is less than the greater of (i) $12.5 million and (ii) 12.5% of the maximum commitment under the New ABL Facility. In addition, the New ABL Facility will include certain customary negative covenants that, subject to certain materiality thresholds, baskets and other agreed upon exceptions and qualifications, will limit, among other things, indebtedness, liens, asset sales and other dispositions, mergers, liquidations, dissolutions and other fundamental changes, investments and acquisitions, dividends, distributions on equity or redemptions and repurchases of capital stock, transactions with affiliates, prepayments debt, conduct of business and change of control. The New ABL Facility will also contain certain customary representations and warranties, affirmative covenants and events of default.

The New ABL Facility is expected to close in conjunction with the completion of the exchange offer.

A copy of the commitment letter that summarizes the principal terms of the asset-based lending facility is attached hereto as Exhibit 10.2. The commitment letter is not intended to be a comprehensive list of all relevant terms and conditions of the asset-based lending facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued List Rule or Standard; Transfer Listing

On August 23, 2011, the Company received formal notification from the NYSE that it is not in compliance with the NYSE’s continued listing standard requiring that the average closing price of common stock be at least $1.00 per share over a consecutive 30-day trading period. Under the NYSE’s continued listing standards, the Company must return to compliance with the $1.00 average share price standard within six months to avoid delisting. The Company also received a non-compliance notice from the NYSE in late May 2011 when its market capitalization fell below $50.0 million over a consecutive 30 trading-day period at the same time that stockholders’ equity was below $50.0 million. The Company has submitted, and the NYSE has accepted, a plan to address the market capitalization issue. The plan is closely tied to the successful completion of the recapitalization, along with other operating initiatives, which the Company also believes will address the $1.00 minimum price deficiency. Per NYSE requirements, the Company will notify the NYSE that it intends to cure the $1.00 minimum price deficiency.

Item 7.01.	Regulation FD.

Horizon Lines, Inc. is furnishing an investor slide presentation relating to certain financial information about the Company that was previously disclosed at investor meetings with certain holders of its existing 4.25% convertible senior notes.

The information under Item 7.01 and in Exhibit 99.2 in this Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Exchange Offer

As part of the recapitalization plan, the Company commenced an exchange offer on August 26, 2011 for its existing $330.0 million of 4.25% convertible senior notes. The 4.25% convertible senior notes will be exchanged for:

•	Up to $180.0 million of new 6.0% Series A convertible secured notes due 2017 and $100.0 million of 6.0% Series B mandatorily convertible secured notes; and

•	$50.0 million of common stock, issued at $1.00 per share, or approximately 50 million shares, which would represent approximately 61.8% of the outstanding capital stock of the Company at closing.

The Company, subject to certain conditions, will mandatorily convert the new Series B convertible secured notes into up to $100.0 million of common stock at $0.73 per share, with $50.0 million convertible after three months from the date of issuance, and $50.0 million convertible again after nine months from the date of issuance. After at least 90 days following the second conversion, the Company has the right to convert into common stock the remaining new Series A convertible secured notes at its option, in whole or in part and from time to time, at $0.45 per share, plus accrued and unpaid interest, providing that the 30-trading-day, volume-weighted average price of the common stock is at least $0.63 per share at the conversion date and that the Company has provided no less than 20 days nor more than 60 days prior notice. Assuming full participation in the exchange offer, holders of the 2012 convertible notes will own approximately 95% of the company’s stock, on an as-converted basis following the exchange offer.

The Company is also announcing its reliance on the financial viability exception to the shareholder approval requirements of the New York Stock Exchange (“NYSE”). The rules of the NYSE would normally require approval of the Company’s stockholders prior to the issuance of the common stock and the new convertible secured notes in the exchange offer under Section 312.03 of the NYSE Listed Company Manual (“LCM”). However, the NYSE may grant, upon application, an exception from this requirement under Section 312.05 of the LCM, which provides that an exception may be granted when (i) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise and (ii) reliance by the listed company on this exception has been expressly approved by the audit committee of the board of directors of the listed company. In accordance with the NYSE’s rule providing that exception, the Audit Committee of the Board of Directors of the Company has expressly approved, and the full Board of Directors has unanimously concurred with, the Company’s intended use of the exception. The NYSE has accepted the Company’s application of the exception.

Concurrently with the exchange offer, the Company will seek consents from all holders of the 2012 convertible notes to remove substantially all of the restrictive covenants and certain events of default from the indenture governing the 2012 convertible notes.

Interest Payment

The Company will make a $7.0 million semi-annual interest payment on its existing $330.0 million of 4.25% convertible senior notes. The interest payment was due on August 15, 2011, however, the Company decided to make the payment within the 30-day grace period.

Reverse Stock-Split

The comprehensive recapitalization plan also provides for the Company to request a 1-for-25 reverse stock split at the first stockholders’ meeting following the closing of the recapitalization plan.

IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER

This press release attached to this Form 8-K and the contents of this Form 8-K are for informational purposes only and are not an offer to buy or the solicitation of an offer to sell any security. An exchange offer will only be made by means of a prospectus, a letter of transmittal and other offer documents, as described below.

In connection with the commencement of this exchange offer by Horizon Lines, Inc., the Company filed on August 26, 2011 with the SEC a Registration Statement on Form S-4 (which contains a preliminary prospectus), an exchange offer statement on Schedule TO and other related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the preliminary prospectus, the exchange offer statement and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto because they will contain important information about the Company, the exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.

The registration statement contains a preliminary prospectus and related transmittal materials that were delivered on or around August 26, 2011 to holders of the 4.25% convertible senior notes. Investors and security holders may obtain a free copy of the registration statement, preliminary prospectus and transmittal materials, as well as other documents filed by the Company with the SEC, at the SEC’s website, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of the exchange offer documents and other filed documents will be available for free at the SEC’s website, www.sec.gov, as well as the company’s website,

www.horizonlines.com or by making a request to Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, (704) 973-7000, Attention: Jim Storey, Director, Investor Relations & Corporate Communications.

Forward Looking Statements

The information contained in the press release attached to this Form 8-K and the contents of this Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission. This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “intend,” “expect,” “would,” “could,” “must,” “may,” and similar expressions or phrases identify forward-looking statements.

Factors that may cause expected results or anticipated events or circumstances discussed in this press release to not occur or to differ from expected results include: the ability of the parties to agree on the final terms of the refinancing; our ability to close on the refinancing; our ability to satisfy other conditions of the refinancing, including satisfaction of any remaining diligence requests; the ability of the investors to fund the refinancing; general conditions in the capital markets; general economic conditions; our ability to maintain adequate liquidity to operate our business; volatility in fuel prices and in freight rates; decreases in shipping volumes; our ability to remain Jones Act compliant because of changes in ownership; or our ability to continue as a going concern.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on March 28, 2011 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Commitment Letter between Horizon Lines, Inc. and the signatories thereto.

10.2	Commitment Letter, dated August 26, 2011, between Horizon Lines, Inc. and Wells Fargo Capital Finance, LLC.

10.3	Form of Restructuring Support Agreement between Horizon Lines, Inc. and the signatories thereto.

99.1	Press Release of Horizon Lines, Inc. dated August 26, 2011.

99.2	Investor slide presentation of Horizon Lines, Inc. dated August 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: August 29, 2011	By:	/s/ Michael T. Avara
		Name:	Michael T. Avara
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Commitment Letter between Horizon Lines, Inc. and the signatories thereto.

10.2	Commitment Letter, dated August 26, 2011, between Horizon Lines, Inc. and Wells Fargo Capital Finance, LLC.

10.3	Form of Restructuring Support Agreement between Horizon Lines, Inc. and the signatories thereto.

99.1	Press Release of Horizon Lines, Inc. dated August 26, 2011.

99.2	Investor slide presentation of Horizon Lines, Inc. dated August 26, 2011.